UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2011

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 12, 2011, SunOpta Inc. (the “Company”) announced the appointment of Robert McKeracher, age 34, to the position of Vice President and Chief Financial Officer effective immediately, as more fully described in the press release filed as Exhibit 99.1 hereto, which information is incorporated into this item 5.02 by reference. Mr. McKeracher joined SunOpta in 2007 and has served as Vice President of Financial Reporting since 2008. Mr. McKeracher is a Chartered Accountant and has a Bachelor of Commerce Degree from the University of Toronto. Mr. McKeracher brings in-depth knowledge of SunOpta’s global operations, internal and external financial reporting practices, and regulatory requirements to this role. He has played an instrumental role in the continuous development of enhanced financial reporting, business planning and internal control practices across the organization. Prior to joining SunOpta, Mr. McKeracher was Manager of Business Planning and Treasury for Magna Entertainment Corp. as well as a Senior Associate with PricewaterhouseCoopers LLP.

In connection with Mr. McKeracher’s appointment, the Company and Mr. McKeracher executed an offer letter, which sets forth certain terms of Mr. McKeracher’s employment. Mr. McKeracher’s annual base salary will be CDN$287,500 and he will be eligible to earn a target bonus of 50% of his base salary under the SunOpta Corporate Office Bonus Plan if the Company achieves certain financial goals. Mr. McKeracher will be granted a one-time grant of 50,000 stock options by the Company’s Board of Directors (with 20% of such options vesting each year over a five year period) and he will be eligible to receive additional option grants as a participant in the Company’s long-term incentive program at the discretion of the Company’s Board of Directors. In addition to receiving the standard benefits available to all Company employees, he will receive an auto allowance, certain membership fees and professional fees related to his employment.

If in connection with a change of control of the Company there is a material change in Mr. McKeracher’s position, he will have the option of receiving a lump sum severance payment equal to twelve (12) months of his base salary and annual bonus, plus the continuation of the auto allowance and medical, dental and insurance benefits, excluding short and long-term disability insurance, for twelve (12) months following the date that employment is terminated. In addition, upon a change of control of the Company, all of Mr. McKeracher’s unvested options will immediately vest. If, Mr. McKeracher is terminated without cause he will receive severance benefits of twelve (12) months of his base salary, bonus and the continuation of the auto allowance and allowable medical and insurance benefits during the twelve (12) month period, excluding short and long-term disability insurance. Under either a change in control or termination without cause scenario, Mr. McKeracher’s severance benefit will increase by an additional one (1) month per year of service from the date of execution of the offer letter to a maximum of eighteen (18) months.

The Company confirms that Mr. McKeracher has not been a party to any material transactions with the Company that would require disclosure; and that no family relationships exist between Mr. McKeracher and any director or executive officer.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 12, 2011, announcing the appointment of Robert McKeracher as Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ John Dietrich
John Dietrich,
Vice President, Corporate Development and Secretary

Date:	October 14, 2011